Exhibit 99.1

Press contacts:		Investor Contact:
Trinseo	Makovsky	Trinseo
Donna St. Germain	Doug Hesney	David Stasse
Tel : +1 610-240-3307	Tel: +1 212-508-9661	Tel : +1 610-240-3207
Email: stgermain@trinseo.com	Email: dhesney@makovsky.com	Email: dstasse@trinseo.com

Trinseo Reports First Quarter 2019 Financial Results; Updates 2019 Full Year Outlook

First Quarter 2019 Highlights

•Net income of $36 million, diluted EPS of $0.86 and Adjusted EPS of $1.09

•Adjusted EBITDA of $102 million

•Cash provided by operating activities of $153 million; Free Cash Flow of $128 million

	Three Months Ended
	March 31,
$millions, except per share data	2019	2018
Net Sales	$1,013	$1,122
Net Income	36	120
EPS (Diluted) ($)	0.86	2.71
Adjusted Net Income*	46	122
Adjusted EPS ($)*	1.09	2.76
EBITDA*	91	192
Adjusted EBITDA*	102	195

*For a reconciliation of EBITDA, Adjusted EBITDA, and Adjusted Net Income to Net Income, as well as a reconciliation of Adjusted EPS, see note 2 below.

BERWYN, Pa —  May 2, 2019 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, today reported its first quarter 2019 financial results.

Net sales in the first quarter decreased 10% versus prior year. The pass through of lower raw material cost resulted in a 15% decrease in net sales. This impact was partially offset by higher sales volumes across all segments except Synthetic Rubber. First quarter net income of $36 million was $84 million lower than prior year and first quarter Adjusted EBITDA of $102 million was $93 million lower than prior year. These decreases were mainly due to lower margins in the Feedstocks, Performance Plastics and Latex Binders segments and lower equity affiliate income from Americas Styrenics. Overall, the results of the quarter were affected by macroeconomic dynamics in China as well as weakness in certain key markets such as automotive and tires. Net income was also impacted by approximately $9 million of higher pre-tax spending related to the transition of business services from The Dow Chemical Company.

Commenting on the Company’s performance, Frank Bozich, Trinseo President and Chief Executive Officer, said, “While improved versus the fourth quarter, our first quarter results were affected by continued weak automotive and tire markets and the weak economic environment in China. Despite this, we delivered very strong cash generation in the first quarter as a result of actions taken to reduce inventory levels.”

First Quarter Results and Commentary by Business Segment

•

Latex Binders net sales of $224 million for the quarter decreased 12% versus prior year due to the pass through of lower raw material costs. Volume was higher versus prior year, as increases to the paper, board and carpet markets in North America and Europe were partially offset by a decrease to the paper market in Asia from a customer outage. Adjusted EBITDA of $18 million was $9 million below prior year due to lower margins from raw material dynamics as well as competitive market conditions.

•

Synthetic Rubber net sales of $125 million for the quarter decreased 16% versus prior year due mainly to lower SSBR and ESBR sales volume as well as currency impacts. Adjusted EBITDA of $9 million included an unfavorable net timing impact and was $17 million below prior year. The year-over-year decline was due mainly to lower SSBR and ESBR sales volume as well as unfavorable net timing.

•

Performance Plastics net sales of $369 million for the quarter were 8% below prior year due mainly to lower prices from the pass through of lower styrene cost as well as lower polycarbonate prices from a decrease in industry operating rates. Adjusted EBITDA of $36 million was $30 million below prior year due to lower polycarbonate and ABS margins from a combination of factors including a slowdown in the automotive industry and general market softness in China. While ABS margins were lower versus prior year, we are encouraged that margin levels have experienced some recovery and are currently at the highest levels since the second quarter of 2018.

•

Polystyrene net sales of $228 million for the quarter were 5% below prior year mainly due to pass through pricing which was partially offset by higher sales from customer restocking and more favorable market conditions. Adjusted EBITDA of $17 million was $7 million higher than prior year due mainly to higher volume.

•

Feedstocks net sales of $67 million for the quarter were 10% below prior year due mainly to the pass through of lower market styrene prices, which was partially offset by higher styrene-related sales. Adjusted EBITDA of $17 million was $25 million lower than prior year due to lower margin as well as lower production volume from unplanned outages at our Terneuzen and Boehlen styrene manufacturing facilities.

•

Americas Styrenics Adjusted EBITDA of $32 million for the quarter was $14 million below prior year due mainly to lower styrene margins as well as a planned styrene maintenance outage in the first quarter of 2019.

First Quarter Cash Generation

Cash provided by operating activities for the first quarter was $153 million and capital expenditures were $25 million, resulting in Free Cash Flow for the quarter of $128 million. First quarter cash from operations and Free Cash Flow included approximately $105 million of lower working capital. The Company repurchased about 0.7 million shares in the first quarter for approximately $37 million. For a reconciliation of Free Cash Flow to cash provided by operating activities, see Note 3 below.

Outlook

•	Full year 2019 net income of $237 million to $290 million and earnings per diluted share of $5.73 to $7.00

•	Full year 2019 Adjusted EBITDA of $500 million to $560 million and Adjusted EPS of $6.00 to $7.27

Commenting on the outlook for 2019, Bozich said, “While we have seen signs of improved demand across some of our markets, the automotive and tire markets remain weak, as do many of the end markets in China into which we sell. Amid these conditions, we have initiated a number of working capital and cost initiatives to improve operating results. We are also evaluating strategic alternatives for our polycarbonate manufacturing facility in Stade, Germany due to significantly declining polycarbonate margins resulting from low demand and new capacity in China. This is the first action from our ongoing strategic review of our business portfolio. We are cautiously optimistic about better economic conditions in the second half of 2019 and we remain focused on cash generation and cost management.”

For a reconciliation of full year 2019 net income to Adjusted EBITDA and Adjusted EPS, see Note 2 below. Additionally, refer to the appendix within Exhibit 99.2 of our Form 8-K, dated May 2, 2019, for further details on how net timing impacts are defined and calculated for our segments.

Conference Call and Webcast Information

Trinseo will host a conference call to discuss its first quarter 2019 financial results on Friday, May 3, 2019 at 10 a.m. Eastern Time.

Commenting on results will be Frank Bozich, President and Chief Executive Officer, Barry Niziolek, Executive Vice President and Chief Financial Officer, and David Stasse, Vice President, Treasury and Investor Relations. The conference call will be available by phone at:

Participant Toll-Free Dial-In Number: (833) 241-7248

Participant International Dial-In Number: +1 (647) 689-4212

Conference ID: 6287412

The Company will also offer a live Webcast of the conference call with question and answer session via the registration page of the Trinseo Investor Relations website.

Trinseo has posted its first quarter 2019 financial results on the Company’s Investor Relations website. The presentation slides will also be made available in the webcast player prior to the conference call. The Company will also furnish copies of the financial results press release and presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until May 3, 2020.

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solutions to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, consumer electronics, appliances, medical devices, lighting, electrical, carpet, paper and board, building and construction, and tires. Trinseo had approximately $4.6 billion in net sales in 2018, with 16 manufacturing sites around the world, and approximately 2,500 employees. For more information visit www.trinseo.com.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted EPS and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These income measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided in the Notes to Condensed Consolidated Financial Information presented herein.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “see,” “tend,” “anticipate,” “target,” “outlook,” “guidance,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of performance, growth, net sales, business activity, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such factors include, among others: conditions in the global economy and capital markets; the inability of the Company to execute on its business strategy; volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of chemical products; compliance with laws and regulations impacting our business; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; the loss of customers; the market price of the Company’s ordinary shares prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; and the Company’s cash flows from operations. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.trinseo.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and are not a guarantee of future performance. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TRINSEO S.A.

Condensed Consolidated Statements of Operations

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net sales	$1,013.1	$1,121.6
Cost of sales	915.7	946.4
Gross profit	97.4	175.2
Selling, general and administrative expenses	68.8	64.4
Equity in earnings of unconsolidated affiliates	32.2	45.5
Operating income	60.8	156.3
Interest expense, net	10.2	14.9
Other expense (income), net	4.0	(3.8)
Income before income taxes	46.6	145.2
Provision for income taxes	10.8	24.9
Net income	$35.8	$120.3
Weighted average shares- basic	41.3	43.4
Net income per share- basic	$0.87	$2.77
Weighted average shares- diluted	41.8	44.4
Net income per share- diluted	$0.86	$2.71

TRINSEO S.A.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$516.4	$452.3
Accounts receivable, net	650.4	648.1
Inventories	447.9	510.4
Other current assets	25.4	20.5
Investments in unconsolidated affiliates	198.9	179.1
Property, plant, equipment, goodwill, and other intangible assets, net	829.9	852.2
Right-of-use assets - operating	68.1	—
Total other assets	69.5	64.2
Total assets	$2,806.5	$2,726.8
Liabilities and shareholders’ equity
Current liabilities	582.8	537.0
Long-term debt, net	1,160.4	1,160.8
Noncurrent lease liabilities - operating	53.2	—
Other noncurrent obligations	257.0	260.3
Shareholders’ equity	753.1	768.7
Total liabilities and shareholders’ equity	$2,806.5	$2,726.8

TRINSEO S.A.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Cash provided by operating activities	$153.2	$40.8

Cash flows from investing activities
Capital expenditures	(25.0)	(30.6)
Proceeds from the sale of businesses and other assets	0.7	0.5
Cash used in investing activities	(24.3)	(30.1)

Cash flows from financing activities
Short-term borrowings, net	(0.1)	(0.1)
Purchase of treasury shares	(37.4)	(23.8)
Dividends paid	(17.4)	(16.2)
Proceeds from exercise of option awards	0.1	1.9
Withholding taxes paid on restricted share units	(3.8)	(8.0)
Repayments of 2024 Term Loan B	(1.8)	(1.8)
Cash used in financing activities	(60.4)	(48.0)
Effect of exchange rates on cash	(1.6)	3.4
Net change in cash, cash equivalents, and restricted cash	66.9	(33.9)
Cash, cash equivalents, and restricted cash—beginning of period	452.3	432.8
Cash, cash equivalents, and restricted cash—end of period	$519.2	$398.9
Less: Restricted cash, included in "Other current assets"	(2.8)	—
Cash and cash equivalents—end of period	$516.4	$398.9

TRINSEO S.A.

Notes to Condensed Consolidated Financial Information

(Unaudited)

Note 1: Net sales by Segment

	Three Months Ended
	March 31,
(In millions)	2019	2018
Latex Binders	$223.9	$255.3
Synthetic Rubber	124.6	149.2
Performance Plastics	369.3	402.9
Polystyrene	228.5	239.6
Feedstocks	66.8	74.6
Americas Styrenics*	—	—
Total Net Sales	$1,013.1	$1,121.6

* The results of this segment are comprised entirely of earnings from Americas Styrenics, our 50%-owned equity method investment. As such, we do not separately report net sales of Americas Styrenics within our condensed consolidated statements of operations.

Note 2: Reconciliation of Non-GAAP Performance Measures to Net income

EBITDA is a non-GAAP financial performance measure that we refer to in making operating decisions because we believe it provides our management as well as our investors with meaningful information regarding the Company’s operational performance. We believe the use of EBITDA as a metric assists our board of directors, management and investors in comparing our operating performance on a consistent basis.

We also present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring charges; acquisition related costs and other items. In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

Lastly, we present Adjusted Net Income and Adjusted EPS as additional performance measures. Adjusted Net Income is calculated as Adjusted EBITDA (defined beginning with net income, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. Adjusted EPS is calculated as Adjusted Net Income per weighted average diluted shares outstanding for a given period. We believe that Adjusted Net Income and Adjusted EPS provide transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance. As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

	Three Months Ended
	March 31,
(In millions, except per share data)	2019	2018
Net income	$35.8	$120.3
Interest expense, net	10.2	14.9
Provision for income taxes	10.8	24.9
Depreciation and amortization	33.9	31.9
EBITDA	$90.7	$192.0
Net gain on disposition of businesses and assets (a)	(0.2)	(0.5)	Other expense (income), net
Restructuring and other charges (b)	0.4	0.5	Selling, general, and administrative expenses
Acquisition transaction and integration costs (c)	—	0.3	Selling, general, and administrative expenses
Other items (d)	11.1	2.7	Selling, general, and administrative expenses
Adjusted EBITDA	$102.0	$195.0
Adjusted EBITDA to Adjusted Net Income:
Adjusted EBITDA	102.0	195.0
Interest expense, net	10.2	14.9
Provision for income taxes - Adjusted (e)	12.7	26.0
Depreciation and amortization - Adjusted (f)	33.4	31.7
Adjusted Net Income	$45.7	$122.4
Adjusted EPS	$1.09	$2.76

Adjusted EBITDA by Segment:
Latex Binders	$17.5	$27.5
Synthetic Rubber	8.8	25.5
Performance Plastics	35.5	65.5
Polystyrene	16.8	9.6
Feedstocks	17.2	41.5
Americas Styrenics	32.2	45.5
Corporate unallocated	(26.0)	(20.1)
Adjusted EBITDA	$102.0	$195.0

(a)

Net gains on disposition of businesses and assets for the threee months ended March 31, 2019 and 2018 relate to contingent consideration earned for the performance of our former latex business in Brazil, which we divested in 2016.

(b)

Restructuring and other charges for the three months ended March 31, 2019 and 2018 primarily relate to decommissioning, contract termination, and employee termination benefit charges incurred in connection with the upgrade and replacement of our compounding facility in Terneuzen, The Netherlands as well as our decision to cease manufacturing activities at our latex binders manufacturing facility in Livorno, Italy. Note that the accelerated depreciation charges incurred in 2018 as part of the upgrade and replacement of the Company’s compounding facility in Terneuzen, The Netherlands are included within the “Depreciation and amortization” caption above, and therefore are not included as a separate adjustment within this caption.

(c)	Acquisition transaction and integration costs for the three months ended March 31, 2018 relate to advisory and professional fees incurred in conjunction with the Company’s acquisition of API Plastics.

(d)

Other items for the three months ended March 31, 2019 and 2018 primarily relate to advisory and professional fees incurred in conjunction with the Company’s initiative to transition business services from The Dow Chemical Company, including certain administrative services such as accounts payable, logistics, and IT services.

(e)

Adjusted to remove the tax impact of the items noted in (a), (b), (c), (d), and (f). The income tax expense (benefit) related to these items was determined utilizing either (1) the estimated annual effective tax rate on our ordinary income based upon our forecasted ordinary income for the full year or, (2) for items treated discretely for tax purposes we utilized the applicable rates in the taxing jurisdictions in which these adjustments occurred. Additionally, the three months ended March 31, 2018 excludes a $0.5 million tax benefit recognized during the period related to provision to return adjustments.

(f)

For the three months ended March 31, 2019, the amount excludes accelerated depreciation of $0.5 million related to the shortening of the useful life of certain information technology assets related to the transition of business services from The Dow Chemical Company (noted in (d) above). For the three months ended March 31, 2018, the amount excludes accelerated depreciation of $0.3 million related to the upgrade and replacement of the Company’s compounding facility in Terneuzen, The Netherlands.

For the same reasons discussed above, we are providing the following reconciliation of forecasted net income to forecasted Adjusted EBITDA and Adjusted EPS for the full year ended December 31, 2019. See “Note on Forward-Looking Statements” above for a discussion of the limitations of these forecasts.

Year Ended
December 31,
(In millions, except per share data)	2019
Adjusted EBITDA	$500 – 560
Interest expense, net	(42)
Provision for income taxes	(75) – (82)
Depreciation and amortization	(135)
Reconciling items to Adjusted EBITDA (g)	(11)
Net Income	237 – 290
Reconciling items to Adjusted Net Income (g)	11
Adjusted Net Income	248 – 301

Weighted average shares - diluted (h)	41.4
EPS - diluted	$5.73 – 7.00
Adjusted EPS	$6.00 – 7.27

(g)

Reconciling items to Adjusted EBITDA and Adjusted Net Income are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business. As such, for the forecasted full year ended December 31, 2019, we have not included estimates for these items.

(h)

Weighted average shares calculated for the purpose of forecasting Adjusted EPS do not forecast significant future share transactions or events, such as repurchases, significant share-based compensation award grants, and changes in the Company’s share price. These are all factors which could have a significant impact on the calculation of Adjusted EPS during actual future periods.

Note 3: Reconciliation of Non-GAAP Liquidity Measures to Cash from Operations

The Company uses Free Cash Flow to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with a useful analytical indicator of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as an alternative for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly-named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own. The Company compensates for these limitations by providing the reconciliation below, which is determined in accordance with GAAP.

Free Cash Flow

	Three Months Ended
	March 31,
(In millions)	2019	2018
Cash provided by operating activities	$153.2	$40.8
Capital expenditures	(25.0)	(30.6)
Free Cash Flow	$128.2	$10.2